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                                                                   Exhibit 10.12

                                LETTER AGREEMENT

                                                                   June 29, 2004


          Reference is made to the Loan Agreement dated as of June 8, 2004 among inter alia BCP Caylux Holdings Luxembourg S.C.A. and the Lenders party thereto (the "Term C Loan Agreement"). All terms defined in the Term C Loan Agreement shall have the same meanings when issued hereto unless otherwise defined herein.

          As a result of a drafting error, the definition in the Term C Loan Agreement of "Excluded Indebtedness" is different from the same definition contained in the Credit Agreement dated as of April 6, 2004 governing the first lien debt of the Borrower (the "Credit Agreement") and thus the Indebtedness that comes within the Credit Agreement definition may not come within the Term C Loan Agreement definition.

          The Term C Loan Agreement shall be amended by changing the definition therein of Excluded Indebtedness to read substantively the same as in the Credit Agreement;

          "EXCLUDED INDEBTEDNESS" shall mean all Indebtedness permitted to be incurred pursuant to Section 6.01 (other than Sections 6.01(o) and (s)) of the Credit Agreement as in effect on the Closing Date.

          Given the time requirements of the client, you are requested to insert your institution's name on the signature block and execute the enclosed copy of this letter to acknowledge your agreement thereto and send to Sean Geary at White & Case by fax (212-819-7826) or email (sgeary@whitecase.com) no later than 5:00 p.m. on Wednesday, June 30, 2004.

                                            Very truly yours,



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